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                                                                    Exhibit 23.4
                                                                    ------------

                        CONSENT OF INDEPENDENT AUDITOR
                        ------------------------------


We hereby consent to the use in this Registration Statement on Form S-1 of our report dated July 9, 1999, relating to the financial statements of Universal Commodities Corp. for the ten months ended October 31, 1996 which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.



RUBIN, BROWN, GORNSTEIN & CO., LLP
St.Louis, Missouri

September 13, 1999